SECOND AMENDMENT TO PURCHASE AND SALE AGREEMENT

THIS SECOND AMENDMENT TO PURCHASE AND SALE AGREEMENT (this “Second Amendment”) is made as of the 15th day of April, 2005, by and between CAPLEASE, LP ("Purchaser”) and ALISO COMMONS AT TOWN CENTER, LLC (“Seller”).

BACKGROUND

A. Seller and Purchaser have entered into a certain Purchase and Sale Agreement, dated as of March 1, 2005 (the “Agreement”), as amended by the First Amendment to Purchase and Sale Agreement dated March 24, 2005.

B. The Seller and Purchaser desire to amend the Agreement as set forth below.

C. Capitalized terms used herein but not defined herein shall have the meaning ascribed to such terms in the Agreement.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are acknowledged, and intending to be legally bound hereby, the parties agree as follows:

1. The following is added as the second sentence to Section 2(a) of the Agreement:

Prior to the Closing, Seller will obtain a loan in the approximate amount of $42,000,000 from Caplease, LP (the "CLF Loan"). On the Closing Date, Purchaser will assume the CLF Loan and receive a credit against the Purchase Price for the outstanding principal balance of the CLF Loan plus accrued interest and all other obligations then due and owing under the CLF Loan as of the Closing Date.

2. Section 2(b) is hereby deleted in its entirety and replaced with the following:

(a) Within one (1) business day of the date of the Second Amendment, Purchaser shall deposit with Fidelity National Title Insurance Company (the "Escrow Agent") the sum of Five Hundred Thousand Dollars ($500,000) (the "Deposit") to be held as an earnest money deposit as provided in Section 2(c) below.

2. The first sentence of paragraph 1 of Section 7.1(f) is hereby deleted in its entirety and replaced with the following:

(f) Estoppel Certificates. Seller, at its sole cost and expense, shall have obtained and delivered to Purchaser, no later than five (5) business days prior to the Date of Closing, an original tenant estoppel certificate (dated no earlier than 10 days prior to the Date of Closing) executed by Lowe's and an original guarantor estoppel certificate (dated no earlier than 10 days prior to the Date of Closing) executed by Guarantor, substantially in the forms attached hereto as Exhibits F-1 and G, respectively, with such proposed modifications or additions requested by Purchaser in accordance with Section 5.1(a) hereof. Seller, at its sole cost and expense, shall have obtained and delivered to Purchaser, no later than five (5) business days prior to the Date of Closing, an original tenant estoppel certificate (dated no earlier than 10 days prior to the Date of Closing) executed by Lowe's and an original guarantor estoppel certificate (dated no earlier than 10 days prior to the Date of Closing) executed by Guarantor, substantially in the forms attached hereto as Exhibits F-1 and G, respectively, with such proposed modifications or additions as may be reasonably requested by Purchaser.

3. The first sentence of paragraph 2 of Section 7.1(f) is hereby deleted in its entirety and replaced with the following:

Seller, at its sole cost and expense, shall have obtained and delivered to Purchaser, no later than five (5) business days prior to the Date of Closing, an original tenant estoppel certificate (dated no earlier than 10 days prior to the Date of Closing) executed by Michaels Stores substantially in the form attached hereto as Exhibits F-2, with such proposed modifications or additions as may be reasonably requested by Purchaser.

4. Exhibit F of the Agreement is hereby deleted in its entirety and replaced with Exhibits F-1 and F-2 attached hereto and incorporated herein by reference.

5. The following paragraph is added as paragraph (h) to Section 7.1 of the Agreement:

(h) Declaration of Covenants. Seller and Purchaser shall use good faith efforts to negotiate a declaration of covenants (the "Declaration") which shall be binding upon the Property, the adjacent property known as Parcel 2 of Lot Line Adjustment No. LLA 04-01, recorded September 16, 2004, as Instrument No. 04-000835582 ("Parcel 2") and currently owned by Aliso Commons Corner, LLC ("Aliso I"), and the adjacent property known as Lot 2 of Tract 14852 ("Lot 2") and currently owned by Artie LLC and Peter Capriotti II and Bronwyn Capriotti, husband and wife ("Artie and Capriotti"). The Declaration shall be on terms and conditions which are acceptable to Purchaser, in Purchaser's reasonable discretion, shall be fully executed by Seller, Aliso I and Artie and Capriotti prior to the Closing Date and shall be delivered to the Escrow Agent on the Closing Date for recordation. It will be reasonable for Purchaser to withhold its consent to the Declaration unless the Declaration provides that (i) Aliso I will be responsible for any assessments relating to the Property that are not paid by any tenant of the Property, and (ii) Parcel 2 and Lot 2 shall be bound by the covenants contained in any lease of the Property existing as of the Closing Date regarding the use of the Shopping Center and the Common Areas (as such terms are defined in the Lowe's Lease).

6. The following provisions are hereby added to the Agreement as Section 13:

13. ESCROW PROVISIONS

The Deposit and any other sums (including, without limitation, any interest earned thereon) which the parties agree shall be held in escrow (herein collectively called the “Escrow Deposits”), shall be held by the Escrow Agent, in trust, and disposed of only in accordance with the following provisions:

(a) The Escrow Agent shall invest the Escrow Deposits in government insured interest-bearing instruments reasonably satisfactory to Purchaser, shall not commingle the Escrow Deposits with any funds of the Escrow Agent or others, and shall promptly provide Purchaser with confirmation of the investments made. Any interest earned on the Deposit shall be considered a part of the Deposit.

(b) If the Closing occurs, the Escrow Agent shall deliver the Escrow Deposits to, or upon the instructions of, Seller on the Closing Date.

(c) If for any reason the Closing does not occur, the Escrow Agent shall deliver the Escrow Deposits to Seller or Purchaser only upon receipt of a written demand therefor from such party, subject to the following provisions of this Subsection (c). If for any reason the Closing does not occur and either party makes a written demand upon the Escrow Agent for payment of the Escrow Deposits, the Escrow Agent shall give written notice to the other party of such demand. If the Escrow Agent does not receive a written objection from the other party to the proposed payment within ten (10) days after the giving of such notice, the Escrow Agent is hereby authorized to make such payment. If the Escrow Agent does receive such written objection within such period, the Escrow Agent shall continue to hold such amount until otherwise directed by written instructions signed by Seller and Purchaser or a final judgment of a court.

(d) The parties acknowledge that the Escrow Agent is acting solely as a stakeholder at their request and for their convenience, that the Escrow Agent shall not be deemed to be the agent of either of the parties, and that the Escrow Agent shall not be liable to either of the parties for any action or omission on its part taken or made in good faith, and not in disregard of this Agreement, but shall be liable for its negligent acts and for any liabilities (including reasonable attorneys’ fees, expenses and disbursements) incurred by Seller or Purchaser resulting from the Escrow Agent’s mistake of law respecting the Escrow Agent’s scope or nature of its duties. Seller and Purchaser shall jointly and severally indemnify and hold the Escrow Agent harmless from and against all liabilities (including reasonable attorneys’ fees, expenses and disbursements) incurred in connection with the performance of the Escrow Agent’s duties hereunder, except with respect to actions or omissions taken or made by the Escrow Agent in bad faith, in disregard of this Agreement or involving negligence on the part of the Escrow Agent.

(e) The Escrow Agent has executed this Agreement in the place indicated on the signature page hereof in order to confirm that the Escrow Agent has received and shall hold the Escrow Deposits in escrow, and shall disburse the Escrow Deposits pursuant to the provisions of this Section 13.

7. The signature block of the Escrow Agent is hereby deleted in its entirety and replaced by the following:

FIDELITY NATIONAL TITLE INSURANCE COMPANY

By:____________________________
  Name:
  Title:

8. Except as specifically amended by the foregoing, all of the terms, conditions, covenants and agreements in the Agreement shall remain unaltered and of full force and effect. In the event of any conflict or inconsistency between the terms and provisions set forth in the Agreement and the terms and provisions set forth in this Amendment, the terms and provisions set forth herein shall control.

9. This Amendment shall be governed and construed according to the laws of the State of New York. This Amendment shall inure to the benefit of, and be binding upon, the parties hereto and their respective successors and assigns.

10. This Amendment may be executed in one or more counterparts, each of which shall be deemed to be an original as to any party whose signature appears thereon, and all of which when taken together shall constitute one and the same instrument. The parties agree to accept and rely on facsimile copies of signatures on this Amendment as originals.

[Signatures on Next Page]

IN WITNESS WHEREOF, the parties have executed this Amendment as of the day and year first above written.

ALISO COMMONS AT TOWN CENTER, LLC, a California limited liability company

By: Centrium Associates, LLC, a California limited liability company, its Member

By: /s/ Constantine Alexis Zahoudanis
Name: Constantine Alexis Zahoudanis
Title: Manager

By: Parks Diversified, L.P., a California limited partnership

By: /s/ Lucia Parks
Name: Lucia Parks
Title: General Partner

CAPLEASE, LP,
a Delaware limited partnership

By:  CLF OP General Partner, LLC, a Delaware limited liability company, its general partner

By:  Capital Lease Funding, Inc., a Maryland corporation, its sole member

By:      /s/ Michael J. Heneghan
Name: Michael J. Heneghan
Title: Senior Vice President